EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                          Ownership         State of Incorporation
----------                          ---------         ----------------------

A. J. Smith Federal Savings Bank        100%                  Federal

A. J. S Insurance, LLC                  100%                  Illinois